NINTH AMENDMENT TO THIRD AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT
(MAA I)

THIS NINTH AMENDMENT TO THIRD AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is effective as of the 28th day of December, 2006, by and among (i) (a) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”), (b) MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”) (the REIT and OP being collectively referred to as “Borrower”), and (c) MID-AMERICA APARTMENTS OF TEXAS, L.P., a Texas limited partnership (“MAA of Texas”; MAA of Texas and Borrower being collectively referred to as the “Borrower Parties”); and (ii) PRUDENTIAL MULTIFAMILY MORTGAGE INC., a Delaware corporation (“Lender”).

                                                         RECITALS

A.           Borrower Parties and Lender are parties to that certain Amended and Restated Master Credit Facility Agreement dated as of the 22nd day of August, 2002, by and between Borrower and Lender, which was amended and restated pursuant to that certain Second Amended and Restated Master Credit Facility Agreement dated as of December 10, 2003, which has been further amended and restated pursuant to that certain Third Amended and Restated Master Credit Facility Agreement dated as of March 30, 2004, which has been further amended pursuant to that certain First Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of March 31, 2004, which has been further amended pursuant to that certain Second Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of August 3, 2004, which has been further amended pursuant to that certain Third Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of December 1, 2004, which has been further amended pursuant to that certain Fourth Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of March 31, 2005, which has been further amended pursuant to that Fifth Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of September 23, 2005, which has been further amended pursuant to that Sixth Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of February 22, 2006, which has been further amended pursuant to that Seventh Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of March 30, 2006, which has been further amended pursuant to that Eighth Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of December 1, 2006 (as amended from time to time, the “Master Agreement”).

B.           All of the Lender's right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of August 22, 2002 and that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of December 10, 2003 and that certain Assignment of Collateral Agreement and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”).  Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment.  Fannie Mae has designated the Lender as the servicer of the Loans contemplated by the Master Agreement. Lender is entering into this Amendment in its capacity as servicer of the loan set forth in the Master Agreement.

C.           Borrower Parties and Lender are executing this Amendment pursuant to the Master Agreement to (i) reflect the merger of MAA of Texas with and into OP (the “Merger”) and the transfer of fee simple title, by the operation of law, of all Mortgaged Properties owned by MAA of Texas to OP, (ii) reflect the release of MAA of Texas as a Guarantor under the Master Agreement, (iii) reflect an increase in the maximum amount by which the Commitment may be increased, (iv) reflect an increase in the Variable Facility Commitment as set forth hereinafter, and (v) revise certain definitions of Financial Covenants.

           NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1. Merger.  Pursuant to that certain Agreement and Plan of Merger by and between MAA of Texas and OP, Borrower anticipates that MAA of Texas will be merged with and into OP on or about December 31, 2006.  Pursuant to those certain Consents to Merger and Modification to Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing for each Mortgaged Property located in Texas dated as of even date hereof by and among Borrower, MAA of Texas and Lender, Lender has consented to the Merger.  Upon the consummation of the Merger, by operation of law, OP shall become the fee simple owner of the Mortgaged Properties currently owned by MAA of Texas.  Borrower hereby acknowledges that it remains subject to all of its obligations under the Master Agreement, the Security Instruments and all applicable Loan Documents.

Section 2. Termination of Guaranty.  Upon the consummation of the Merger, MAA of Texas shall be released from all of its obligations under that certain Amended and Restated Guaranty dated as of August 22, 2002 by Guarantor for the benefit of Lender (as amended and supplemented from time to time, the “Guaranty”), the Master Agreement and any other applicable Loan Documents, and the Guaranty shall be automatically terminated.

Section 3. Non-Effectiveness of Merger.  In the event that the Merger does not become effective on or before January 31, 2007, Sections 1 and 2 of this Amendment shall be of no further force and effect, and the Master Agreement shall remain in effect unmodified by Sections 1 and 2 herein.

Section 4. Maximum Amount of Increase in Commitment.  Notwithstanding the provisions of Section 8.01(a) of the Master Agreement, which limit the maximum amount by which Borrower is permitted to increase the Commitment, Lender hereby agrees to grant Borrower a one-time right to increase the Commitment to $243,193,000.  In connection with the increase in Commitment, Lender has granted Borrower a one-time right to increase the Commitment under the Other Credit Agreement to $691,785,000.  Borrower hereby agrees that the total commitment, when added to the commitment of the Lender to the Borrower under the Other Credit Agreement, shall not exceed $934,978,000.

Section 5. Expansion.  The Variable Facility Commitment is hereby increased by $15,000,000 and the definition of Variable Facility Commitment is hereby replaced in its entirety with the following new definition:

             “Variable Facility Commitment” means an aggregate amount of $153,193,000, which shall be evidenced by the Variable Facility Note in the form attached hereto as Exhibit I, plus such amount as the Borrower may elect to add to the Variable Facility Commitment in accordance with Article VIII, and plus such amount as the Borrower may elect to reborrow in accordance with Section 2.08, less such amount as the Borrower may elect to convert from the Variable Facility Commitment to the Fixed Facility Commitment in accordance with Article III and less such amount by which the Borrower may elect to reduce the Variable Facility Commitment in accordance with Article IX.

Section 6. Financial Covenants.  The definition of “EBITDA” in the Master Agreement is hereby amended and restated in its entirety as follows:

“EBITDA” means, for any period, the sum determined in accordance with GAAP, of the following, for any Person on a consolidated basis--

(a)           the net income (or net loss) of such Person during such Period, but excluding gains and losses on the sale of fixed assets;

(b)           all amounts treated as expenses for depreciation, Interest Expense and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss); and

(c)           all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss);

provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses (including storm related balance sheet impairments) or extraordinary gains;

provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses, extraordinary or unusual losses and impairment related to storm or earthquake, or extraordinary gains.

Section 7. Capitalized Terms.  All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

Section 8. Reaffirmation.  The Borrower hereby reaffirms its obligations under the Master Agreement.

Section 9. Full Force and Effect.  Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

Section 10. Counterparts.  This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:  /s/ Al Campbell
Name:  Al Campbell
Title:  Senior Vice President and Treasurer

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:  Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By: /s/ Al Campbell
Name:  Al Campbell
Title:  Senior Vice President and Treasurer

[Signatures follow on next page]

MAA OF TEXAS:

MID-AMERICA APARTMENTS OF TEXAS, L.P., a Texas limited partnership

By:    MAC of Delaware, Inc., a Delaware
           corporation, its general partner

           By:  /s/ John A. Good
           Name:  John A. Good
           Title:  Assistant Secretary

[Signatures follow on next page]

LENDER:

PRUDENTIAL MULTIFAMILY MORTGAGE INC., a Delaware corporation

By:  /s/ Sharon D. Callahan
Name:  Sharon D. Callahan
Title:  Vice President